Exhibit 99.1

NEWS RELEASE

FOR RELEASE: IMMEDIATE
GATX CORPORATION REPORTS 2010 FOURTH QUARTER AND FULL-YEAR RESULTS
     CHICAGO, January 20 — GATX Corporation (NYSE:GMT) today reported 2010 fourth quarter net income of $19.5 million or $.42 per diluted share, compared to net income of $21.5 million or $.45 per diluted share in the fourth quarter of 2009. The 2010 fourth quarter results include a tax benefit of $5.8 million or $.12 per diluted share, partially offset by negative fair-value adjustments on interest rate swaps at GATX’s European rail affiliate, AAE Cargo (AAE) of $1.3 million or $.03 per diluted share. The 2009 fourth quarter results include a $7.4 million or $.15 per diluted share tax benefit and negative fair-value adjustments of $2.2 million or $.05 per diluted share related to the AAE interest rate swaps.
     Net income for the full-year 2010 was $80.8 million or $1.72 per diluted share, compared to net income of $81.4 million or $1.70 per diluted share in the prior year. The 2010 results include a net positive impact of $6.2 million or $.13 per diluted share related to tax benefits and the favorable resolution of a litigation matter, partially offset by the negative fair-value adjustments on interest rate swaps at AAE. The 2009 results include a net negative impact of $13.3 million or $.27 per diluted share related to the AAE interest rate swaps, partially offset by a tax benefit.
     Brian A. Kenney, president and chief executive officer of GATX, said, “Our 2010 results are in line with our original expectations. In 2010, we focused on fleet utilization, cost containment and asset growth, and we executed in all three areas. Rail’s North American fleet utilization increased again in the fourth quarter, ending the year at 97.4% compared to 95.9% at the end of 2009. We managed our maintenance and SG&A costs effectively, especially with the volatile rail market producing a high level of churn in our fleet. In addition, we successfully acquired an interest in approximately 8,000 existing railcars at attractive prices through two large transactions. In total, investment volume was $585 million in 2010, up significantly from 2009.”
     Mr. Kenney continued, “Looking forward, although absolute railcar lease rates are increasing, the rollover effect of leases renewing at rates lower than expiring rates will continue to pressure revenue. Our marine joint ventures will also see continued pressure on charter rates reflecting continued low demand and overcapacity in most marine sectors. We expect stable performance from American Steamship Company in 2011. On the positive side, we expect to realize continued low funding costs and an increase in attractive asset remarketing opportunities.”

     Mr. Kenney concluded, “As a result of this outlook, we currently expect 2011 earnings to be in the range of $1.70 — $1.80 per diluted share. In the year ahead, GATX will focus on lease pricing improvement, effective asset remarketing and asset growth opportunities. Successful execution on these initiatives and continued improvement in our markets will enhance our long-term performance.”
RAIL
     Rail segment profit was $39.2 million in the fourth quarter of 2010, compared to $33.9 million in the fourth quarter of 2009. The fourth quarter 2010 and 2009 results include negative pre-tax adjustments of $1.5 million and $2.4 million, respectively, related to the change in fair value of interest rate swaps at AAE. Rail reported segment profit of $150.6 million in 2010, compared to $169.1 million in 2009. The 2010 and 2009 results include negative pre-tax adjustments of $10.4 million and $24.4 million, respectively, related to the AAE interest rate swaps. The reduction in segment profit was driven by the year-over-year decline in lease income as there were fewer average active cars in the North American fleet and lease rates on renewals were generally lower throughout 2010.
     At December 31, 2010, Rail’s North American fleet totaled approximately 111,000 cars. Fleet utilization was 97.4% , up from 96.8% at the end of the third quarter and 95.9% at 2009 year end. The European wholly-owned tank car fleet totaled approximately 20,000 cars and utilization was 95.7%, up from 95.3% at the end of the third quarter and 94.7% at 2009 year end.
     During the fourth quarter of 2010, lease renewal pricing on cars in the Lease Price Index (LPI) decreased 14.0% versus expiring lease rates, compared to a 15.7% decrease in the prior quarter and an 18.7% decrease in the fourth quarter 2009. The average lease term on LPI renewals during the fourth quarter was 36 months, consistent with the prior quarter and down from 43 months in the fourth quarter of 2009. For the full-year 2010, lease renewal rates on cars in the LPI decreased 15.8% versus expiring rates with an average renewal term of 35 months. This compares with an average renewal rate decrease of 11.0% and average renewal term of 41 months in 2009. Total investment volume in 2010 at Rail was $475 million, compared to $345 million in 2009.
     Additional current and historical fleet and operating data as well as macroeconomic data related to Rail’s business can be found on the last page of this press release.
SPECIALTY
     Specialty reported segment profit of $8.5 million in the fourth quarter of 2010 compared to $8.1 million in the prior year period. For 2010, Specialty reported segment profit of $48.7 million, compared to $51.6 million in 2009. Lower remarketing income and lower share of affiliates’ earnings from the marine joint ventures contributed to the decline in segment profit year over year.

     The Specialty portfolio currently consists of approximately $744.4 million of owned assets (including on and off balance sheet assets) and third-party managed portfolios totaling approximately $241.9 million.
AMERICAN STEAMSHIP COMPANY
     American Steamship Company (ASC) reported segment profit of $6.6 million in the fourth quarter 2010 compared to $6.0 million in the fourth quarter 2009. Segment profit for 2010 was $28.6 million compared to $16.1 million in 2009. The full-year segment profit increase was driven by a 32% increase in tonnage carried in 2010 versus 2009, primarily due to greater demand for iron ore shipments. During the current winter lay-up season, ASC will work with its customers to gauge volume expectations for 2011 and plan winter maintenance and future vessel deployment accordingly.
COMPANY DESCRIPTION
     GATX Corporation (NYSE:GMT) provides leasing and related services to customers operating rail, marine and other targeted assets. GATX is a leader in leasing transportation assets and controls one of the largest railcar fleets in the world. Applying over a century of operating experience and strong market and asset expertise, GATX provides quality assets and services to customers worldwide. GATX has been headquartered in Chicago, Illinois since its founding in 1898 and has traded on the New York Stock Exchange since 1916. For more information, visit the Company’s website at www.gatx.com.
TELECONFERENCE INFORMATION
GATX Corporation will host a teleconference to discuss 2010 fourth quarter and full-year results. Teleconference details are as follows:
Thursday, January 20th
11:00 A.M. Eastern Time
Domestic Dial-In: 1-888-634-9984
International Dial-In: 1-719-457-2633
Replay: 1-888-203-1112 or 1-719-457-0820 /Access Code: 8245933
Call-in details, a copy of this press release and real-time audio access are available at www.gatx.com. Please access the call 15 minutes prior to the start time. Following the call, a replay will be available on the same site.
FORWARD-LOOKING STATEMENTS
This document contains statements that may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are subject to the safe harbor provisions of those sections and the Private Securities Litigation Reform Act of 1995. Some of these statements may be identified by words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” or other words and terms of similar meaning. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, including those described in GATX’s Annual Report on Form 10-K and other filings with the SEC, and that actual results or developments may differ materially from those in the forward-looking statements. Specific factors that might cause actual results to differ from expectations include, but are not limited to, general economic, market, regulatory and political conditions in the rail, marine, industrial and other industries served by GATX and its customers; lease rates, utilization levels and operating costs in GATX’s primary operating segments; conditions in the capital markets; changes in GATX’s credit ratings and financing costs; regulatory rulings that may impact the economic value and operating costs of assets; competitive factors in GATX’s primary markets including lease pricing and asset availability; changes in loss provision levels within GATX’s portfolio; impaired asset charges that may result from changing market conditions or portfolio management decisions implemented by GATX; the opportunity for remarketing income and the outcome of pending or threatened litigation. Given these risks and uncertainties, readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis, judgment, belief or expectation only as of the date hereof. GATX has based these forward-looking statements on information currently available and disclaims any intention or obligation to update or revise these forward-looking statements to reflect subsequent events or circumstances.
FOR FURTHER INFORMATION CONTACT:
GATX Corporation
Jennifer Van Aken
312-621-6689
jennifer.vanaken@gatx.com
Investor, corporate, financial, historical financial, photographic and news release information may be found at www.gatx.com.
(1/20/11)
—Tabular Follows—

GATX CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In Millions, Except Per Share Data)

	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2010	2009	2010	2009
Gross Income
Lease income	$222.5	$226.2	$873.5	$905.1
Marine operating revenue	59.8	52.7	185.3	128.4
Asset remarketing income	3.0	4.6	31.4	29.8
Other income	21.0	19.0	76.6	61.6

Revenues	306.3	302.5	1,166.8	1,124.9
Share of affiliates’ earnings	7.5	6.0	38.1	29.0

Total Gross Income	313.8	308.5	1,204.9	1,153.9

Ownership Costs
Depreciation	55.9	55.9	217.0	217.7
Interest expense, net	42.0	42.4	167.1	167.5
Operating lease expense	35.8	34.9	140.2	136.6

Total Ownership Costs	133.7	133.2	524.3	521.8

Other Costs and Expenses
Maintenance expense	68.3	73.7	267.0	269.0
Marine operating expense	43.9	36.2	129.1	87.2
Selling, general and administrative	37.5	25.9	134.8	127.8
Other	12.8	18.0	52.3	40.2

Total Other Costs and Expenses	162.5	153.8	583.2	524.2

Income before Income Taxes	17.6	21.5	97.4	107.9
Income Tax (Benefit) Provision	(1.9)	—	16.6	26.5

Net Income	$19.5	$21.5	$80.8	$81.4

GATX CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In Millions, Except Per Share Data)
(Continued)

	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2010	2009	2010	2009
Per Share Data

Basic	$0.42	$0.47	$1.75	$1.74

Average number of common shares	46.2	45.9	46.1	46.6

Diluted	$0.42	$0.45	$1.72	$1.70

Average number of common shares and common share equivalents	46.8	48.1	47.0	48.8

Dividends declared per common share	$0.28	$0.28	$1.12	$1.12

GATX CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In Millions)

	December 31	December 31
	2010	2009

Assets

Cash and Cash Equivalents	$78.5	$41.7
Restricted Cash	56.6	33.2

Receivables
Rent and other receivables	71.1	68.7
Finance leases	347.7	309.7
Less: allowance for possible losses	(11.6)	(13.4)

	407.2	365.0

Operating Lease Assets, Facilities and Other
Rail	5,513.6	5,449.0
Specialty	280.8	245.4
ASC	389.1	380.2
Less: allowance for depreciation	(2,049.7)	(2,041.3)

	4,133.8	4,033.3

Investments in Affiliated Companies	486.1	452.2
Goodwill	92.7	97.5
Other Assets	187.5	183.5

Total Assets	$5,442.4	$5,206.4

Liabilities and Shareholders’ Equity

Accounts Payable and Accrued Expenses	$114.6	$123.0

Debt
Commercial paper and borrowings under bank credit facilities	115.6	70.8
Recourse	2,801.8	2,553.0
Nonrecourse	217.2	234.2
Capital lease obligations	41.9	54.8

	3,176.5	2,912.8

Deferred Income Taxes	750.6	730.6
Other Liabilities	287.0	337.4

Total Liabilities	4,328.7	4,103.8
Total Shareholders’ Equity	1,113.7	1,102.6

Total Liabilities and Shareholders’ Equity	$5,442.4	$5,206.4

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Three Months Ended December 31, 2010
(In Millions)

					GATX
	Rail	Specialty	ASC	Other	Consolidated
Gross Income
Lease income	$206.7	$14.8	$1.0	$—	$222.5
Marine operating revenue	—	—	59.8	—	59.8
Asset remarketing income	1.9	1.1	—	—	3.0
Other income	18.3	0.5	0.2	2.0	21.0

Revenues	226.9	16.4	61.0	2.0	306.3
Share of affiliates’ earnings	(0.6)	8.1	—	—	7.5

Total Gross Income	226.3	24.5	61.0	2.0	313.8

Ownership Costs
Depreciation	47.6	4.5	3.8	—	55.9
Interest expense, net	31.6	7.2	2.0	1.2	42.0
Operating lease expense	35.5	0.4	—	(0.1)	35.8

Total Ownership Costs	114.7	12.1	5.8	1.1	133.7

Other Costs and Expenses
Maintenance expense	63.6	—	4.7	—	68.3
Marine operating expense	—	—	43.9	—	43.9
Other	8.8	3.9	—	0.1	12.8

Total Other Costs and Expenses	72.4	3.9	48.6	0.1	125.0

Segment Profit	$39.2	$8.5	$6.6	$0.8	55.1

Selling, general and administrative					37.5

Income before Income Taxes					17.6
Income Tax Benefit					(1.9)

Net Income					$19.5

Selected Data:

Investment Volume	$293.1	$44.8	$1.7	$1.0	$340.6

Asset Remarketing Income:
Disposition Gains on Owned Assets	1.9	—	—	—	1.9
Residual Sharing Income	—	1.1	—	—	1.1

Total Asset Remarketing Income	$1.9	$1.1	$—	$—	$3.0

Scrapping Gains (a)	$4.8	—	—	—	$4.8

(a)	Included in Other income

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Twelve Months Ended December 31, 2010
(In Millions)

					GATX
	Rail	Specialty	ASC	Other	Consolidated
Gross Income
Lease income	$813.3	$56.1	$4.1	$—	$873.5
Marine operating revenue	—	—	185.3	—	185.3
Asset remarketing income	17.4	14.0	—	—	31.4
Other income	72.3	1.0	0.2	3.1	76.6

Revenues	903.0	71.1	189.6	3.1	1,166.8
Share of affiliates’ earnings	1.2	36.9	—	—	38.1

Total Gross Income	904.2	108.0	189.6	3.1	1,204.9

Ownership Costs
Depreciation	188.8	17.5	10.7	—	217.0
Interest expense, net	127.1	28.2	8.3	3.5	167.1
Operating lease expense	139.1	1.4	—	(0.3)	140.2

Total Ownership Costs	455.0	47.1	19.0	3.2	524.3

Other Costs and Expenses
Maintenance expense	254.1	—	12.9	—	267.0
Marine operating expense	—	—	129.1	—	129.1
Other	44.5	12.2	—	(4.4)	52.3

Total Other Costs and Expenses	298.6	12.2	142.0	(4.4)	448.4

Segment Profit	$150.6	$48.7	$28.6	$4.3	232.2

Selling, general and administrative					134.8

Income before Income Taxes					97.4
Income Tax Provision					16.6

Net Income					$80.8

Selected Data:

Investment Volume	$474.6	$97.4	$9.0	$4.1	$585.1

Asset Remarketing Income:
Disposition Gains on Owned Assets	17.4	6.4	—	—	23.8
Residual Sharing Income	—	7.6	—	—	7.6

Total Asset Remarketing Income	$17.4	$14.0	$—	$—	$31.4

Scrapping Gains (a)	$18.0	—	—	—	$18.0

(a)	Included in Other income

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Three Months Ended December 31, 2009
(In Millions)

					GATX
	Rail	Specialty	ASC	Other	Consolidated
Gross Income
Lease income	$210.2	$15.0	$1.0	$—	$226.2
Marine operating revenue	—	—	52.7	—	52.7
Asset remarketing income	2.6	2.0	—	—	4.6
Other income	18.1	0.6	0.2	0.1	19.0

Revenues	230.9	17.6	53.9	0.1	302.5
Share of affiliates’ earnings	(1.3)	7.3	—	—	6.0

Total Gross Income	229.6	24.9	53.9	0.1	308.5

Ownership Costs
Depreciation	48.1	4.1	3.7	—	55.9
Interest expense, net	33.0	7.2	2.2	—	42.4
Operating lease expense	34.6	0.4	—	(0.1)	34.9

Total Ownership Costs	115.7	11.7	5.9	(0.1)	133.2

Other Costs and Expenses
Maintenance expense	68.0	—	5.7	—	73.7
Marine operating expense	—	—	36.2	—	36.2
Other	12.0	5.1	0.1	0.8	18.0

Total Other Costs and Expenses	80.0	5.1	42.0	0.8	127.9

Segment Profit (Loss)	$33.9	$8.1	$6.0	$(0.6)	47.4

Selling, general and administrative					25.9

Income before Income Taxes					21.5
Income Tax Provision					—

Net Income					$21.5

Selected Data:

Investment Volume	$68.0	$33.6	$0.3	$2.0	$103.9

Asset Remarketing Income:
Disposition Gains on Owned Assets	0.2	0.3	—	—	0.5
Residual Sharing Income	2.4	1.7	—	—	4.1

Total Asset Remarketing Income	$2.6	$2.0	$—	$—	$4.6

Scrapping Gains (a)	$3.5	—	—	—	$3.5

(a)	Included in Other income

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Twelve Months Ended December 31, 2009
(In Millions)

					GATX
	Rail	Specialty	ASC	Other	Consolidated
Gross Income
Lease income	$844.5	$56.5	$4.1	$—	$905.1
Marine operating revenue	—	—	128.4	—	128.4
Asset remarketing income	14.0	15.8	—	—	29.8
Other income	57.9	2.4	0.2	1.1	61.6

Revenues	916.4	74.7	132.7	1.1	1,124.9
Share of affiliates’ earnings	(10.1)	39.1	—	—	29.0

Total Gross Income	906.3	113.8	132.7	1.1	1,153.9

Ownership Costs
Depreciation	189.1	18.6	10.0	—	217.7
Interest expense, net	128.7	26.8	9.0	3.0	167.5
Operating lease expense	135.5	1.4	—	(0.3)	136.6

Total Ownership Costs	453.3	46.8	19.0	2.7	521.8

Other Costs and Expenses
Maintenance expense	253.1	—	15.9	—	269.0
Marine operating expense	—	—	87.2	—	87.2
Other	30.8	15.4	(5.5)	(0.5)	40.2

Total Other Costs and Expenses	283.9	15.4	97.6	(0.5)	396.4

Segment Profit (Loss)	$169.1	$51.6	$16.1	$(1.1)	235.7

Selling, general and administrative					127.8

Income before Income Taxes					107.9
Income Tax Provision					26.5

Net Income					$81.4

Selected Data:

Investment Volume	$345.3	$119.5	$7.2	$8.4	$480.4

Asset Remarketing Income:
Disposition Gains on Owned Assets	7.5	3.5	—	—	11.0
Residual Sharing Income	6.5	12.3	—	—	18.8

Total Asset Remarketing Income	$14.0	$15.8	$—	$—	$29.8

Scrapping Gains (a)	$9.7	—	—	—	$9.7

(a)	Included in Other income

GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(In Millions, Except Leverage)

	12/31/2009	3/31/2010	6/30/2010	9/30/2010	12/31/2010

Assets by Segment (includes off-balance sheet assets)
Rail	$5,110.4	$4,998.1	$4,899.7	$4,978.0	$5,189.9
Specialty	676.0	693.8	691.5	713.8	728.1
ASC	269.0	260.3	285.5	274.3	271.1
Other	92.2	90.3	89.5	94.7	89.7

Total Assets, Excluding Cash	$6,147.6	$6,042.5	$5,966.2	$6,060.8	$6,278.8

Non-performing Investments	$18.2	$17.8	$17.4	$17.1	$16.7

Capital Structure
Commercial Paper and Bank Credit Facilities, Net of Unrestricted Cash	$29.1	$(132.4)	$72.0	$48.4	$37.1
On Balance Sheet Recourse Debt	2,553.0	2,764.1	2,515.3	2,534.6	2,801.8
On Balance Sheet Nonrecourse Debt	234.2	226.9	225.2	222.7	217.2
Off Balance Sheet Recourse Debt	813.0	742.6	746.3	787.4	782.8
Off Balance Sheet Nonrecourse Debt	203.1	200.3	197.8	195.5	188.7
Capital Lease Obligations	54.8	53.4	52.0	50.3	41.9

Total Borrowings, Net of Unrestricted Cash	$3,887.2	$3,854.9	$3,808.6	$3,838.9	$4,069.5

Total Recourse Debt (a)	$3,449.9	$3,427.7	$3,385.6	$3,420.7	$3,663.6
Shareholders’ Equity	$1,102.6	$1,096.2	$1,044.9	$1,098.6	$1,113.7
Recourse Leverage	3.1	3.1	3.2	3.1	3.3

(a)	Total Recourse Debt = On Balance Sheet Recourse + Off Balance Sheet Recourse

+	Capital Lease Obligations + Commercial Paper and Bank Credit Facilities, Net of Unrestricted Cash

(b)	Recourse Leverage = Total Recourse Debt / Shareholders’ Equity

GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(Continued)

	12/31/2009	3/31/2010	6/30/2010	9/30/2010	12/31/2010

North American Rail Statistics (wholly-owned fleet)
Lease Price Index (LPI) (a)
Average Renewal Lease Rate Change	-18.7%	-15.2%	-18.6%	-15.7%	-14.0%
Average Renewal Term (months)	43	31	36	36	36

Fleet Rollforward
Beginning Balance	111,206	110,870	108,918	108,626	108,800
Cars Added	774	346	434	1,189	3,479
Cars Scrapped	(1,108)	(1,026)	(726)	(917)	(870)
Cars Sold	(2)	(1,272)	—	(98)	(20)
Ending Balance	110,870	108,918	108,626	108,800	111,389
Utilization	95.9%	96.0%	96.5%	96.8%	97.4%

GATX Rail Europe Statistics (wholly-owned fleet)
Fleet Rollforward
Beginning Balance	20,005	20,033	20,321	20,302	20,226
Cars Added	100	288	15	61	298
Cars Scrapped/Sold	(72)	—	(34)	(137)	(92)
Ending Balance	20,033	20,321	20,302	20,226	20,432
Utilization	94.7%	94.4%	94.4%	95.3%	95.7%

Rail Industry Statistics
Manufacturing Capacity Utilization Index (b)	71.6%	72.8%	74.2%	75.3%	76.0%
Year-over-year Change in U.S. Carloadings (total, excl. intermodal) (c)	-16.1%	2.2%	7.8%	7.2%	7.3%
Year-over-year Change in U.S. Carloadings (chemical) (c)	-9.6%	13.5%	12.8%	10.2%	9.6%
Year-over-year Change in U.S. Carloadings (petroleum products) (c)	-11.1%	2.0%	4.9%	4.9%	5.9%
Production Backlog at Railcar Manufacturers (d)	10,462	12,990	14,930	19,267	n/a (e)

American Steamship Company (ASC) Statistics
Total Net Tons Carried (millions)	8.6	1.3	8.3	9.9	8.5

(a)	LPI is an internally generated business indicator that measures general lease rate pricing on renewals within GATX’s North American rail fleet. The index reflects the weighted average lease rate for a select group of railcar types that GATX believes to be representative of its overall North American fleet. The LPI measures the percentage change between the weighted average renewal lease rate and the weighted average expiring lease rate. Average renewal term reflects the weighted average renewal lease term in months.

(b)	As reported and revised by the Federal Reserve

(c)	As reported by the Association of American Railroads (AAR)

(d)	As reported by the Railway Supply Institute (RSI)

(e)	n/a = not available; not published by the RSI as of the date of this release.